UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2016 (December 1, 2016)

Consumer Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Avenue, 4th Floor

Unit B, Flushing, New York 11354

(Address of principal executive offices) (zip code)

(718) 395 - 8150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On December 1, 2016, Consumer Capital Group, Inc. (the “Company”), through its variable interest entity, America Arki Network Service Beijing Co., Ltd (the “Company”) entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd, a company established under the laws of People’s Republic of China (“Yin Hang”) Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share, to Yin Hang’s shareholders (the “Acquisition Shares”) for an aggregate acquisition price of $23,400,000 (the “Acquisition”). Pursuant to the terms of the Agreement, all Acquisition Shares shall be locked up for one year upon issuance and Yin Hang’s shareholders may sell up to 2% of the Acquisition Shares after such lock-up period .

Pursuant to the Agreement, the Company agreed to issue the Acquisition Shares within twenty-five (25) business days upon completion of audit of Yin Hang by the Company’s independent registered public accountant.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K are not being filed herewith. The financial statements required by Item 9.01(a) of this Current Report on Form 8-K with respect to the Acquisition described in Item 1.01 herein will be filed by amendment no later than 75 days after the effectiveness of the Agreement.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Acquisition described in Item 1.01 herein will be filed by amendment no later than 75 days after the effectiveness of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao Jianmin Gao President and Chief Executive Officer